Exhibit 99.1

Investor Relations

Phone: (301) 897-2564

Email: info@spherix.com

SPHERIX REPORTS SECOND QUARTER 2009 EARNINGS

BETHESDA, MD, August 17, 2009 - Spherix Incorporated (NASDAQ CM: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today reported results for the second quarter ended June 30, 2009.

Recent and Upcoming Company Highlights

•                  Biospherics Subsidiary

•                  Clinical trials on Naturlose (D-tagatose) as a treatment for Type 2 diabetes:

•                  Announced preliminary Phase 2 clinical trial data demonstrating reduction of HbA1c levels with doses of Naturlose an order of magnitude lower than the dose used in the current Phase 3 trial

•                  Spherix anticipates having Phase 3 interim data results in third quarter of 2009

•                  Completion of the Phase 2 Dose Range clinical trial expected in mid-2010

•                  Completion of the Phase 3 clinical trial expected in mid- to late-2010

•                  Received first production batch of cGMP (FDA Current Good Manufacturing Practice) D-tagatose, USP (U.S. Pharmacopeia) grade from Inalco S.p.A., of Italy

•                  Upcoming trade shows/investor conferences:

•                  Rodman & Renshaw 11th Annual Health Conference, New York, NY, Sept. 9-11

•                  American Academy of Family Practice, Boston, MA, Oct. 14-17

•                  BIO Investor Forum, San Francisco, CA, Oct. 28-30

•                  Spherix Consulting Subsidiary

•                  Upcoming professional and trade shows:

•                  American College of Toxicology, 30th Annual Meeting, Palm Springs, CA, Nov. 1-4

•                  Calorie Control Council, Ponte Vedra Beach, FL

•                  Supply Side West, Las Vegas, NV, Nov. 11-13

“As announced on June 24, 2009, preliminary data from our Phase 2 dosing trial demonstrated statistically significant reductions in HbA1c levels at doses of Naturlose that are well below those being evaluated in the current Phase 3 trial,” said Claire L. Kruger, CEO of Spherix. “We are excited by what these data suggest and the Company is pursuing steps to aggressively escalate our pharmaceutical marketing and commercialization plans for Naturlose.  These plans include the formation of up to three regional Medical Advisory Boards, possibly as early as September 2009.”

“Also in June, the Company received its first production batch of D-tagatose from Inalco S.p.A, a truly significant milestone on a number of levels.   First, it shines a light on the full-scale cGMP process that will be used to produce Naturlose for use by patients in our Phase 3 clinical trial as well as for the anticipated commercialization of the drug. Second, as part of the Food and Drug Administration (FDA) approval process, a Drug Master File (DMF) has been submitted to the FDA and Spherix has a Letter of Authorization to refer to the DMF when it ultimately files its New Drug Application for Naturlose. Finally, receipt of this batch demonstrates Spherix’s ability to use multiple sources to deliver the high volume of doses of Naturlose that would be needed to meet patient demands should we receive FDA approval.”

“On a corporate level, I am happy to welcome Thomas B. Peter to the Company’s Board.  Mr. Peter’s experience with GlaxoSmithKline and the commercialization of that company’s Type 2 diabetes drug, Avandia, will be an invaluable addition to the vast expertise of the Company’s Board members and officers.”

Financial Results for the Quarter Ended June 30, 2009

Revenue was $332,000 for the quarter ended June 30, 2009, up from $263,000 in 2008 for the same period.  Direct costs saw a corresponding increase to $109,000 from $99,000 between the same periods.  The Company’s revenue improvement reflects the growth of its health sciences consulting services (“Spherix Consulting”).

Research and development expenses were $1.1 million in the quarter, up from $710,000 of the previous year.   The increase in R&D expenses is related to the expansion of the Phase 3 trial to India.  The Company’s R&D expenses for both years consisted of costs for both the Phase 3 and Phase 2 clinical trials.

Selling, general and administrative expenses for the quarter were $649,000, down from $741,000 in the second quarter of 2008.

The net loss for the quarter ended June 30, 2009 was $1.6 million or $0.11 per share, compared with a net loss of $1.2 million or $0.08 per share for the same period in 2008.

Second-Quarter Conference Call

The Company will host a conference call tomorrow to discuss the results and business expectations. See instructions below to participate on the call.

Earnings Call:  August 18, 2009 10:00 AM (Eastern Daylight Time)

Webcast Link: Click here for link

Dial-in Information

Conference telephone number: 888-359-3610

Confirmation Code: 4748859

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Spherix Incorporated

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2009 and 2008

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue	$332,241	$263,151	$692,911	$406,059

Operating expense
Direct costs	109,123	98,825	239,665	160,419
Research and development expense	1,133,962	709,941	2,695,351	1,741,149
Selling, general and administrative expense	649,096	741,295	1,408,366	1,842,210
Total operating expense	1,892,181	1,550,061	4,343,382	3,743,778

Loss from operations	(1,559,940)	(1,286,910)	(3,650,471)	(3,337,719)
Interest income	5,400	88,637	29,847	225,212
Loss before taxes	(1,554,540)	(1,198,273)	(3,620,624)	(3,112,507)

Income tax expense	—	—	—	—

Net loss	$(1,554,540)	$(1,198,273)	$(3,620,624)	$(3,112,507)

Net loss per share, basic	$(0.11)	$(0.08)	$(0.25)	$(0.22)
Net loss per share, diluted	$(0.11)	$(0.08)	$(0.25)	$(0.22)

Weighted average shares outstanding, basic	14,357,162	14,318,702	14,357,162	14,318,702
Weighted average shares outstanding, diluted	14,357,162	14,318,702	14,357,162	14,318,702

Spherix Incorporated

Consolidated Balance Sheets

As of June 30, 2009 (unaudited), and December 31, 2008

	June 30, 2009 (Unaudited)	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$6,392,955	$9,404,843
Short-term investments	1,599,346	1,894,434
Trade accounts receivable	339,356	281,342
Other receivables	6,142	37,223
Prepaid expenses and other assets	174,979	282,971
Total current assets	8,512,778	11,900,813

Property and equipment, net	261,952	310,365
Patents, net of accumulated amortization of $41,622 and $38,588	11,398	14,433
Deposit	35,625	35,625
Total assets	$8,821,753	$12,261,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$982,697	$710,881
Accrued salaries and benefits	230,524	304,756
Deferred revenue	96,316	39,347
Total current liabilities	1,309,537	1,054,984

Deferred compensation	585,000	660,000
Deferred rent	122,444	136,736
Total liabilities	2,016,981	1,851,720

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.005 par value, 50,000,000 shares authorized; 14,437,600 issued, and 14,357,162 shares outstanding at June 30, 2009 and December 31, 2008	72,188	72,188
Paid-in capital in excess of par value	27,618,366	27,602,486
Treasury stock, 80,438 shares, at cost at June 30, 2009 and December 31, 2008	(464,786)	(464,786)
Accumulated deficit	(20,420,996)	(16,800,372)
Total stockholders’ equity	6,804,772	10,409,516
Total liabilities and stockholders’ equity	$8,821,753	$12,261,236